UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)                January 26, 2016

Datawatch Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19960	02-0405716
(Commission File Number)	(IRS Employer Identification No.)

Quorum Office Park
271 Mill Road
Chelmsford, Massachusetts	01824
(Address of Principal Executive Offices)	(Zip Code)

(978) 441-2200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On January 27, 2016, Datawatch Corporation (“Datawatch”) issued a press release reporting its financial results for its quarter ended December 31, 2015. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The information contained in this Item 2.02, including in Exhibit 99.1 attached hereto and incorporated herein by reference, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibits shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Datawatch, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Plans and Arrangements

On January 26, 2016, the Compensation and Stock Committee (the “Committee”) of the Board of Directors of Datawatch approved an amendment to the performance-based cash bonus structure for Sanjay Mistry, Vice President and Controller of Datawatch, under the fiscal 2016 Corporate Officers Compensation Plan (the “2016 Compensation Plan”).

As disclosed in Datawatch’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 16, 2015, the 2016 Compensation Plan initially provided that Mr. Mistry’s aggregate target cash bonus of $50,000 under the 2016 Compensation Plan would be split evenly between a $25,000 target cash bonus amount payable based on the extent to which Datawatch achieves its fiscal 2016 revenue target (such target, the “Annual Revenue Target”, and such bonus, an “Annual Revenue Target Bonus”) and a $25,000 aggregate target cash bonus amount payable quarterly based on the extent to which certain management bonus objectives are met or exceeded.

As amended, 100% of Mr. Mistry’s $50,000 target cash bonus under the 2016 Compensation Plan is an Annual Revenue Target Bonus eligible for payout if Datawatch achieves at least 80% of the Annual Revenue Target. Bonus eligibility at performance representing 80% of the Annual Revenue Target is 60% of the Annual Revenue Target Bonus amount, with bonus eligibility scaling up linearly as performance improves between 80% and 100% of the Annual Revenue Target. Performance at 100% of the Annual Revenue Target will result in eligibility for 100% of the Annual Revenue Target Bonus. Performance over 100% of the Annual Revenue Target will increase Annual Revenue Target Bonus eligibility at a 2 to 1 rate up to maximum eligibility of 150% of the Annual Revenue Target Bonus amount, based on performance at 125% of the Annual Revenue Target.

Mr. Mistry’s Annual Revenue Target Bonus will be paid quarterly on the following basis:

•	With respect to the first, second and third quarters of fiscal 2016, target payouts will equal one-quarter of his Annual Revenue Target Cash Bonus, or $12,500 (the “Quarterly Target Bonus Amount”), with eligibility based on achievement of the Corporation’s year to date quarterly revenue targets (each, a “YTD Quarterly Revenue Target”). Quarterly payout eligibility at performance representing 80% of the applicable YTD Quarterly Revenue Target is 60% of the Quarterly Target Bonus Amount, or $7,500, with quarterly payout eligibility scaling up linearly as performance improves between 80% and 100% of the applicable YTD Quarterly Revenue Target, up to a maximum quarterly payout of $12,500 for performance at or higher than 100% of the applicable YTD Quarterly Revenue Target.

•	The payout, if any, with respect to the fourth quarter of fiscal 2016 will be an amount equal to (i) the Annual Revenue Target Cash Bonus earned based on the Corporation’s revenue for the full fiscal year relative to the Annual Revenue Target, as described above, minus (ii) the sum of the quarterly payouts made to Mr. Mistry with respect to the Corporation’s revenue performance for the first, second and third quarters of fiscal 2016.

The Committee retains the discretion at any time to change the above cash bonus criteria (including bonus amounts and targets), including based on individual performance or in the event any operating changes are approved during the fiscal year that materially impact Datawatch’s fiscal 2016 financial plan.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following Exhibit is furnished as part of this report:

Exhibit No.	Description

99.1	Press release issued by Datawatch Corporation, dated January 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAWATCH CORPORATION

By:	/s/ James Eliason
Name:	James Eliason
Title:	Chief Financial Officer

Date: January 27, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Datawatch Corporation, dated January 27, 2016.